EXHIBIT 4.6.2
CUMBERLAND PHARMACEUTICALS INC.
2007 LONG-TERM INCENTIVE COMPENSATION PLAN
NONSTATUTORY STOCK OPTION AGREEMENT
     This Option Agreement is entered into and effective on ___, by and between Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company”), and ___, (the “Participant”).
     WHEREAS, the Company has adopted the 2007 Long-Term Incentive Compensation Plan (the “Plan”), which is administered by the Company’s Board of Directors (the “Board”); and
     WHEREAS, as an increased incentive to contribute to the Company’s future success and prosperity, the Company will, subject to the Participant continuing to provide services to the Company (or any of its current or future subsidiaries), provide the Participant an opportunity to acquire shares of the Company’s common stock, no par value (the “Stock”).
     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant of Option. Subject to the terms of the Plan and the terms of this Option Agreement, the Company grants to the Participant an option (the “Option”) to purchase from the Company up to ___shares of Stock (the “Shares”), subject to adjustment as provided in the Plan. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
     2. Exercise Price. If the Option is exercised, the purchase price per Share shall be ___.
     3. Method of Exercise. The Option granted under this Agreement shall be exercisable from time to time, in whole or in part, by written notice in the manner set forth in Section 8 hereof, accompanied by payment of the purchase price for the Shares which the Participant elects to purchase by cash, check, or such other instrument as the Company may accept. The Company shall make prompt delivery of such Shares; provided that if any law or regulation which requires the Company to take any action with respect to the Shares specified in such notice before issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.
     4. Vesting.
          (a) Participant shall become vested in the Option up to the amount of ___shares on the 31st day of each December during the ___year period from ___to ___, subject to the achievement of certain Performance Criteria and amount of time contributed, as determined in the sole and absolute discretion of the Board.

          (b) Upon the Participant’s Employment Termination (or the termination of the consulting engagement), the Option, to the extent unvested, shall lapse and be cancelled, and be of no further force and effect, as of midnight of such date, unless the Board resolves (under Section 4(b) of the Plan) to cancel or cause the forfeiture of the Option at an earlier time.
          (c) Upon an Acquisition Event and/or a Change in Control Event, the Option will vest to the extent provided in the Plan.
     5. Termination of Option; Restrictions on Exercise. Except as otherwise stated in this Agreement, this Option, to the extent not previously exercised, shall expire on the ___anniversary (the “Expiration Date”) of the date of this Agreement. The following additional provisions shall apply to the exercise of this Option:
          (a) Termination of Employment. Except as otherwise provided in this Agreement or in the Plan, if Participant’s employment with the Company or any of its subsidiaries is terminated by the Participant or the Company (or if the Participant’s consulting engagement is terminated), this Option, to the extent that it is vested in accordance with the applicable provisions of Section 4 hereof, may not be exercised after the earlier of (i) ninety (90) days after such termination or (ii) the expiration date of this Option stated above. Except as expressly set forth otherwise herein, this Option shall terminate in all other respects upon such termination of employment (or consulting engagement).
          (b) Death of Participant. If the Participant’s employment (or consulting engagement) with the Company is terminated due to his/her death during the term of this Option, the Participant’s legal representative, or the person so entitled under the Participant’s last will and testament, or under applicable intestate laws, shall have the right to exercise this Option for the number of shares to which the Participant was entitled in accordance with applicable provisions of Section 4 hereof, and such right shall expire and this Option shall terminate on the Expiration Date. Except as expressly set forth otherwise herein, this Option shall terminate in all other respects upon such termination of employment (or consulting engagement).
     6. Provisions of Plan. This Option is subject to the Plan as defined herein. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between the terms or provisions contained herein and the terms or provisions of the Plan, the applicable terms and provisions of the Plan will govern and prevail; however, in the event of a conflict regarding specific terms and provisions addressing the duration of this Option after termination of employment (or consulting engagement), the terms and provisions of this Option will govern.
     7. Tax Treatment of Option. The Participant is responsible for any federal, state, local, or foreign tax, including income tax, social security tax, payroll tax, payment on account, or other tax-related withholding with respect to this Option (including the grant, vesting and exercise of the Option and the receipt of Stock and sale of Stock). The Company does not guarantee any particular tax treatment or results in connection with the grant, vesting or exercise of the Option.
     8. Notices. Any notice, request, instruction or other document given under this Option Agreement shall be in writing and shall be addressed and delivered in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Participant, the Participant’s address as set forth herein or to such other address as the

Participant may provide in a written notice to the Company, a copy of which shall be on file with the Secretary of the Company.
     9. Governing Law. This Option Agreement shall be construed in accordance with and governed by the law of the State of Tennessee, without giving effect to the conflict of law provisions thereof.
     10. Relation to Other Benefits. Unless otherwise provided, the benefits received by the Participant under this Agreement will not be taken into account or treated as normal salary or compensation in determining any benefits to which the Participant may be entitled under any profit sharing, retirement, bonus, long service, or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Participant under any life insurance plan covering employees of the Company, or as part of the calculation of any severance, resignation, termination, redundancy or end of service payments. The grant of this Option does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if the Participant has a history of receiving Options or other stock awards.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Option Agreement to be executed by its duly authorized representative.

CUMBERLAND PHARMACEUTICALS INC.:
By:	____________________
	Name:	____________________
	Title:	____________________

PARTICIPANT:
Signature:	____________________
	Name:	____________________
Address: ____________________

OPTION NO. _________________

FOR FUTURE USE
NOTICE OF EXERCISE
Cumberland Pharmaceuticals Inc.:
     The undersigned hereby elects to exercise the purchase rights granted thereto pursuant to the attached Option Agreement # ___. In accordance with the terms thereof, the undersigned elects to purchase ______ shares of Common Stock of Cumberland Pharmaceuticals Inc. and tenders herewith payment of the purchase price for such shares in full.
     In exercising such rights, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.
     Please issue and deliver to the undersigned a certificate or certificates representing said shares of Common Stock in the name of the undersigned. Please issue and deliver to the undersigned a new Option for any unexercised portion of the attached Option in the name of the undersigned.
Date: ______________

Signature:	_____________________________
	Name:	____________________________
	Title:	____________________________

Delivery Information:	Address:

City, State, Zip:

Phone Number:

(for express mailing purposes)
$_________________________
Payment Attached

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